Exhibit 99.1

Media:	Wendy Olson
(713) 627-4072
(713) 627-4747 (24-hour media line)

Analysts:	John Arensdorf
(713) 627-4600

Date:	May 4, 2010

Spectra Energy Reports First Quarter 2010 Results

•	Ongoing net income from controlling interests of $342 million, $0.53 earnings per share (EPS), compared with $210 million, $0.33 EPS, in the prior year quarter.

•	Quarter positively affected by earnings from expansion projects and stronger commodity prices.

•	Continued successful execution of capital expansion plan:

o	Received approval from Canada’s National Energy Board for the Fort Nelson North processing facility, and

o	Placed into service T-North and North Maxhamish Loop projects in western Canada.

HOUSTON – Spectra Energy Corp (NYSE: SE) reported 2010 first quarter net income from controlling interests of $358 million, or $0.55 diluted EPS, compared with $298 million, $0.47 diluted EPS, in the prior year quarter. Ongoing net income from controlling interests for the 2010 quarter was $342 million, or $0.53 diluted EPS, versus $210 million, $0.33 diluted EPS, in the prior year quarter.

“We achieved very good first quarter results, which reflect sound performance from each of our businesses and the benefit of improved commodity prices. This quarter’s results have given investors a very clear picture of the robust benefits of Spectra Energy’s broad-based portfolio of natural gas infrastructure assets,” said Greg Ebel, president and chief executive officer, Spectra Energy Corp.

“We continue to successfully execute on more than $3 billion in expansion projects that are fueling our 8 to 10 percent annual earnings growth through 2012.”

SEGMENT RESULTS

U.S. Transmission

U.S. Transmission reported first quarter 2010 earnings before interest and taxes (EBIT) of $247 million, compared with $217 million in first quarter 2009. The segment benefited from business expansion projects previously placed into service, including Maritimes & Northeast Pipeline Phase IV, Steckman Ridge Storage, Northern Bridge, Algonquin J-2 Expansion, and Moss Bluff and Egan Storage projects.

Distribution

Distribution reported first quarter 2010 EBIT of $146 million, compared with $152 million in first quarter 2009. The decrease is mainly due to lower customer usage, primarily driven by weather which was more than 10 percent warmer than the same period last year. This decrease was substantially offset by the effect of a stronger Canadian dollar.

Western Canada Transmission & Processing

Western Canada Transmission & Processing reported first quarter 2010 EBIT of $119 million, compared with $81 million in first quarter 2009. The segment benefited from improved results in the base gathering and processing business, primarily driven by higher contracted volumes from expansion programs, including West Doe, South Peace Pipeline and Fort Nelson. The segment also benefited from higher frac spreads at the Empress natural gas liquids (NGL) business as well as the effect of a stronger Canadian dollar.

Field Services

Field Services reported first quarter 2010 ongoing EBIT of $99 million, compared with $15 million in first quarter 2009. The increase in ongoing earnings was primarily driven by higher commodity prices. During first quarter 2010, crude oil averaged approximately $79 per barrel, compared with approximately $43 per barrel in the prior year quarter, and NYMEX natural gas averaged approximately $5.30 per million British thermal unit

(MMBtu) versus $4.89 per MMBtu during the same period in 2009. The NGL to crude relationship averaged 58 percent during the first quarter 2010 versus 56 percent during the prior year quarter.

The prior year reported earnings of $150 million included a special item of $135 million related to a pre-tax recognition of a deferred gain.

DCP Midstream paid distributions of $75 million to Spectra Energy during the first quarter.

Other

“Other” reported net costs of $14 million in first quarter 2010, compared with net costs of $24 million in first quarter 2009, reflecting lower corporate costs during the current quarter.

Interest Expense

Interest expense was $159 million in first quarter 2010, compared with $150 million during the prior year quarter.

Income Taxes

First quarter 2010 income tax expense from continuing operations was $97 million, compared with $139 million reported in first quarter 2009. The effective tax rate was 21 percent in first quarter 2010, compared with 31 percent in first quarter 2009. The lower effective tax rate is primarily due to favorable audit settlements totaling $24 million and lower Canadian tax rates.

Special Items Affecting Spectra Energy’s EPS for the Quarters Include: (in millions, except per-share amounts)
	Pre-tax Amount	Tax Effect	Net Income – Controlling Interests Impact	EPS Impact
First Quarter 2010	$—	$—	$—	$—

First Quarter 2009
Gain on Units Previously Issued by DCP Partners	$135	$(50)	$85	$0.14

Total Special Items	$135	$(50)	$85	$0.14

Reconciliation of Reported to Ongoing Net Income – Controlling Interests (in millions)
	Quarters Ended March 31,
	2010	2009
Net Income – Controlling Interests as Reported	$358	$298
Adjustments to Reported Net Income – Controlling Interests:
Special Items	—	(85)
Discontinued Operations	(16)	(3)

Ongoing Net Income – Controlling Interests	$342	$210

Reconciliation of Reported to Ongoing Diluted EPS
	Quarters Ended March 31,
	2010	2009
Diluted EPS as Reported	$0.55	$0.47
Special Items	—	(0.14)
Discontinued Operations	(0.02)	—

Diluted EPS, Ongoing	$0.53	$0.33

Additional Information

Additional information about first quarter 2010 earnings can be obtained via the Spectra Energy Web site: www.spectraenergy.com.

The analyst call is scheduled for today, Tuesday, May 4, 2010, at 9:00 a.m. CT. The webcast can be accessed via the Investors Section of Spectra Energy’s Web site or the conference call can be accessed by dialing (888) 252-3715 in the United States or Canada, or (706) 634-8942 for International. The conference code is “67797453” or “Spectra Energy Quarterly Earnings Call.”

Please call five to ten minutes prior to the scheduled start time. A replay of the call will be available until August 6, 2010, by dialing (800) 642-1687 with conference ID 67797453. The international replay number is (706) 645-9291, with above conference ID. A replay and transcript also will be available by accessing the Investors Section of the company’s Web site.

Non-GAAP Financial Measures

We use ongoing net income and ongoing diluted EPS, which are non-GAAP financial measures as they represent net income (controlling interests) and diluted EPS, adjusted for special items and discontinued operations, as measures to evaluate operations of the company. Special items represent certain charges and credits which we believe will not be recurring on a regular basis, and discontinued operations do not represent our ongoing core business. We believe that the presentation of ongoing net income and ongoing diluted EPS provide useful information to investors, as it allows them to more accurately compare our ongoing performance across periods.

The primary performance measure used by us to evaluate segment performance is segment EBIT from continuing operations, which at the segment level represents earnings from continuing operations (both operating and non-operating) before interest and taxes, net of noncontrolling interests related to those earnings. We consider segment EBIT, which is the GAAP measure used to report segment results, to be a good indicator of each segment’s operating performance from its continuing operations as it represents the results of our ownership interest in operations without regard to financing methods or capital structures.

We also use ongoing segment and Other EBIT as a measure of performance. Ongoing segment and Other EBIT is a non-GAAP financial measure as it represents reported segment and Other EBIT adjusted for special items. We believe that the presentation of ongoing segment and Other EBIT provides useful information to investors, as it allows them to more accurately compare a segment’s or Other’s ongoing performance across periods. The most directly comparable GAAP measure for ongoing segment or Other EBIT is reported segment or Other EBIT, which represents EBIT from continuing operations, including any special items.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements represent our intentions, plans, expectations, assumptions and beliefs about future events. One can typically identify forward-looking statements by the use of forward-looking words such as: may, will, could, project, believe, expect, estimate, continue, potential, plan, forecast and other similar words. Such statements are subject to risks, uncertainties and other factors, many of which are outside our control and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. Those factors include: the implementation of state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an effect on rate structure, and affect the speed at and degree to which competition enters the natural gas industries; the outcome of litigation and regulatory investigations, proceedings or inquiries; the effect of weather and other natural phenomena, including the economic, operational and other effects of hurricanes and storms; the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates; general economic conditions, which can affect the long-term demand for natural gas and related services; potential effects arising from terrorist attacks and any consequential or other hostilities; changes in environmental, safety and other laws and regulations; the results of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings and general market and economic conditions; increases in the cost of goods and services required to complete capital projects; declines in the market prices of equity and debt securities and resulting funding requirements for defined benefit pension plans; our ability to identify opportunities for our business units and the timing and success of efforts to develop pipeline, storage, gathering, processing and other infrastructure projects; the performance of natural gas transmission and storage, distribution and gathering and processing facilities; the extent of success in connecting natural gas supplies to gathering, processing and transmission systems and in connecting to expanding gas markets; the effects of accounting pronouncements issued periodically by accounting standard-setting bodies; conditions of the capital markets in general ; and our ability to successfully complete and integrate future acquisitions. These factors, as well as additional factors that could affect our forward-looking statements, are described under the headings “Risk Factors” and “Forward-Looking Statements” in our 2009 Form 10-K, filed on February 25, 2010, and in our other filings made with the Securities and Exchange Commission (SEC), which are available via the SEC’s Web site at www.sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Spectra Energy Corp (NYSE: SE), a FORTUNE 500 company, is one of North America’s premier natural gas infrastructure companies serving three key links in the natural gas value chain: gathering and processing, transmission and storage, and distribution. For nearly a century, Spectra Energy and its predecessor companies have developed critically important pipelines and related infrastructure connecting natural gas supply sources to premium markets. Based in Houston, Texas, the company operates in the United States and Canada approximately 19,100 miles of transmission pipeline, more than 285 billion cubic feet of storage, as well as natural gas gathering and processing, natural gas liquids operations and local distribution assets. The company also has a 50 percent ownership in DCP Midstream, one of the largest natural gas gatherers and processors in the United States. Spectra Energy is a member of both the Dow Jones Sustainability Index North America and the U.S. S&P 500 Carbon Disclosure Leadership Index. For more information, visit www.spectraenergy.com.

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Spectra Energy Corp

Quarterly Highlights

March 2010

(Unaudited)

(In millions, except per-share amounts and where noted)

	Quarters Ended March 31,
	2010	2009
COMMON STOCK DATA
Earnings Per Share From Continuing Operations
Basic and Diluted	$0.53	$0.47
Earnings Per Share
Basic and Diluted	$0.55	$0.47
Dividends Per Share	$0.25	$0.25
Weighted-Average Shares Outstanding
Basic	648	628
Diluted	649	629

INCOME
Operating Revenues	$1,480	$1,384
Total Reportable Segment EBIT	611	600
Income from Discontinued Operations, Net of Tax	16	3
Net Income—Controlling Interests	358	298

EBIT BY BUSINESS SEGMENT
U.S. Transmission	$247	$217
Distribution	146	152
Western Canada Transmission & Processing	119	81
Field Services	99	150

Total Reportable Segment EBIT	611	600
Other EBIT	(14)	(24)

Total Reportable Segment and Other EBIT	$597	$576

CAPITAL AND INVESTMENT EXPENDITURES (a)
U.S. Transmission	$73	$99
Distribution	32	34
Western Canada Transmission & Processing	68	37
Other	6	6

Total Capital and Investment Expenditures	$179	$176

	March 31, 2010	December 31, 2009
CAPITALIZATION
Common Equity—Controlling Interests	41%	40%
Noncontrolling Interests and Preferred Stock	4%	4%
Total Debt	55%	56%

Total Debt	$9,952	$9,918
Book Value Per Share (b)	$11.57	$11.01
Actual Shares Outstanding	648	647

(a)	Includes loans to affiliates for capital expansion projects.
(b)	Represents controlling interests.

Spectra Energy Corp

Quarterly Highlights

March 2010

(Unaudited)

(In millions, except where noted)

	Quarters Ended March 31,
	2010	2009
U.S. TRANSMISSION
Operating Revenues	$457	$405
Operating Expenses
Operating, Maintenance and Other	152	143
Depreciation and Amortization	64	59
Gains on Sales of Other Assets and Other, net	—	10
Other Income and Expenses	26	20
Noncontrolling Interests	20	16

EBIT	$247	$217

Proportional Throughput, TBtu (a)	818	713

DISTRIBUTION
Operating Revenues	$668	$708
Operating Expenses
Natural Gas Purchased	371	435
Operating, Maintenance and Other	103	81
Depreciation and Amortization	48	40

EBIT	$146	$152

Number of Customers, Thousands	1,328	1,312
Heating Degree Days, Fahrenheit	3,321	3,698
Pipeline Throughput, Tbtu	304	327
Canadian Dollar Exchange Rate, Average	1.04	1.24

WESTERN CANADA TRANSMISSION & PROCESSING
Operating Revenues	$355	$271
Operating Expenses
Natural Gas and Petroleum Products Purchased	81	71
Operating, Maintenance and Other	115	88
Depreciation and Amortization	42	32
Other Income and Expenses	2	1

EBIT	$119	$81

Pipeline Throughput, Tbtu	150	162
Volumes Processed, Tbtu	163	167
Empress Inlet Volumes, Tbtu	187	211
Canadian Dollar Exchange Rate, Average	1.04	1.24

FIELD SERVICES
Equity in Earnings of DCP Midstream, LLC	$99	$150

EBIT	$99	$150

Natural Gas Gathered and Processed/Transported, Tbtu/day (b)	6.7	7.0
Natural Gas Liquids Production, MBbl/d (b,c)	353	331
Average Natural Gas Price Per MMBtu (d)	$5.30	$4.89
Average Natural Gas Liquids Price Per Gallon	$1.09	$0.57

OTHER
Operating Revenues	$13	$12
Operating Expenses	24	32
Other Income and Expenses	(3)	(4)

EBIT	$(14)	$(24)

(a)	Trillion British thermal units
(b)	Includes 100% of DCP Midstream volumes
(c)	Thousand barrels per day
(d)	Million British thermal units. Average price based on NYMEX Henry Hub

Spectra Energy Corp

Condensed Consolidated Statements of Operations

(Unaudited)

(In millions)

	Quarters Ended March 31,
	2010	2009
Operating Revenues	$1,480	$1,384
Operating Expenses	988	969
Gains on Sales of Other Assets and Other, net	—	10

Operating Income	492	425

Other Income and Expenses	126	176
Interest Expense	159	150

Earnings From Continuing Operations Before Income Taxes	459	451
Income Tax Expense From Continuing Operations	97	139

Income From Continuing Operations	362	312
Income From Discontinued Operations, net of tax	16	3

Net Income	378	315
Net Income—Noncontrolling Interests	20	17

Net Income—Controlling Interests	$358	$298

Spectra Energy Corp

Condensed Consolidated Balance Sheets

(Unaudited)

(In millions)

	March 31, 2010	December 31, 2009
ASSETS

Current Assets	$1,269	$1,429
Investments and Other Assets	6,484	6,356
Net Property, Plant and Equipment	15,706	15,347
Regulatory Assets and Deferred Debits	988	947

Total Assets	$24,447	$24,079

LIABILITIES AND EQUITY

Current Liabilities	$2,203	$2,495
Long-term Debt	9,088	8,947
Deferred Credits and Other Liabilities	4,844	4,747
Preferred Stock of Subsidiaries	258	225
Equity	8,054	7,665

Total Liabilities and Equity	$24,447	$24,079

Spectra Energy Corp

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In millions)

	Quarters Ended March 31,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$378	$315
Adjustments to reconcile net income to net cash provided by operating activities	92	241

Net cash provided by operating activities	470	556

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(206)	(142)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash used in financing activities	(302)	(405)

Effect of exchange rate changes on cash	—	(2)

Net increase (decrease) in cash and cash equivalents	(38)	7
Cash and cash equivalents at beginning of period	196	214

Cash and cash equivalents at end of period	$158	$221

Spectra Energy Corp

Reported to Ongoing Earnings Reconciliation

March 2010 Quarter-to-date

(In millions, except per-share amounts)

		Reported Earnings	Discontinued Operations		Total Adjustments	Ongoing Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS
U.S. Transmission		$247	$—		$—	$247
Distribution		146	—		—	146
Western Canada Transmission & Processing		119	—		—	119
Field Services		99	—		—	99

Total Reportable Segment EBIT		611	—		—	611
Other		(14)	—		—	(14)

Total Reportable Segment and Other EBIT		$597	$—		$—	$597

EARNINGS
Total Reportable Segment EBIT and Other EBIT		$597	$—		$—	$597
Interest Expense		(159)	—		—	(159)
Interest Income and Other		21	—		—	21
Income Taxes from Continuing Operations		(97)	—		—	(97)
Discontinued Operations, net of Tax		16	(16	)A	(16)	—

Total Earnings		$378	$(16)		$(16)	$362

Total Earnings—Noncontrolling Interests		(20)	—		—	(20)

Total Earnings—Controlling Interests		$358	$(16)		$(16)	$342

EARNINGS PER SHARE, BASIC		$0.55	$(0.02)		$(0.02)	$0.53

EARNINGS PER SHARE, DILUTED		$0.55	$(0.02)		$(0.02)	$0.53

A—Primarily a tax adjustment related to previously discontinued operations and net revenues from Sonatrach settlement.

Weighted Average Shares (reported and ongoing)—in millions

Basic	648

Diluted	649

Spectra Energy Corp

Reported to Ongoing Earnings Reconciliation

March 2009 Quarter-to-date

(In millions, except per-share amounts)

		Reported Earnings	Special Items		Discontinued Operations		Total Adjustments	Ongoing Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS
U.S. Transmission		$217	$—		$—		$—	$217
Distribution		152	—		—		—	152
Western Canada Transmission & Processing		81	—		—		—	81
Field Services		150	(135	)A	—		(135)	15

Total Reportable Segment EBIT		600	(135)		—		(135)	465
Other		(24)	—		—		—	(24)

Total Reportable Segment and Other EBIT		$576	$(135)		$—		$(135)	$441

EARNINGS
Total Reportable Segment EBIT and Other EBIT		$576	$(135)		$—		$(135)	$441
Interest Expense		(150)	—		—		—	(150)
Interest Income and Other		25	—		—		—	25
Income Taxes from Continuing Operations		(139)	50		—		50	(89)
Discontinued Operations, net of Tax		3	—		(3	)B	(3)	—

Total Earnings		$315	$(85)		$(3)		$(88)	$227

Total Earnings—Noncontrolling Interests		(17)	—		—		$—	(17)

Total Earnings—Controlling Interests		$298	$(85)		$(3)		$(88)	$210

EARNINGS PER SHARE, BASIC		$0.47	$(0.14)		$—		$(0.14)	$0.33

EARNINGS PER SHARE, DILUTED		$0.47	$(0.14)		$—		$(0.14)	$0.33

A—Recognition of a deferred gain associated with units previously issued by DCP Midstream’s master limited partnership.

B—Net revenues from Sonatrach settlement.

Weighted Average Shares (reported and ongoing)—in millions

Basic	628

Diluted	629